UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 2, 2013

ZOLTEK COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Missouri	0-20600	43-1311101
(State or other	(Commission File	(I.R.S. Employer
jurisdiction of	Number)	Identification
organization)		Number)

3101 McKelvey Road
St. Louis, Missouri	63044
(Address of principal executive offices)	(Zip Code)

 (314) 291-5110

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address if changed since last report)

__________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02         Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)     Amendment to Non-Qualified Stock Option Agreements

On April 8, 2013, the Compensation Committee of the Board of Directors of Zoltek Companies, Inc. (the “Company”) authorized the Company to execute amendments of stock option agreements under which unvested options are outstanding to apply provisions of the Company’s 2008 Long-Term Equity Incentive Plan to accelerate vesting of options if a Change of Control (as defined in the Plan). Under the amendments, two-thirds of the value of unvested options may be realized immediately upon a Change of Control and the remaining one-third may be realized if the optionee continues to be employed by the Company or its successor for 90 days after the Change of Control or if the optionee’s employment is terminated without cause before the end of that period. The optionees whose option agreements are affected include the following executive officers: Zsolt Rumy, Andrew Whipple, George Husman, Philip Schell and David Purcell.

The foregoing description of the letter agreements is qualified in its entirety by reference to the complete terms and conditions of the letter agreements, the form of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 8.01         Other Events.

On April 2, 2013, the Company issued a press release announcing that it is commencing a process to explore and evaluate strategic alternatives to maximize shareholder value and that it has engaged J.P. Morgan Securities LLC as the Company’s financial advisor. A copy of the press release is attached hereto and incorporated herein as Exhibit 99.1.

Item 9.01         Financial Statements and Exhibits.

(a)     Financial statements of businesses acquired. Not applicable.

(b)     Pro forma financial information. Not applicable.

(c)     Shell company transactions. Not applicable.

(d)     Exhibits. See Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:April 8, 2013

ZOLTEK COMPANIES, INC.

	By	/s/ Zsolt Rumy
Zsolt Rumy
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Letter Agreement Amending Non-Qualified Stock Option Agreement
99.1	Press Release, dated April 2, 2013